NEWS RELEASE

For further information, contact:	Matt Quantz, Manager – Corporate Communications
(337) 232-7028
PETROQUEST ENERGY ANNOUNCES CREDIT FACILITY AMENDMENT

LAFAYETTE, LA – February 26, 2015 - PetroQuest Energy, Inc. (“PetroQuest” or the “Company”) (NYSE: PQ) announced today that it has amended its senior secured bank credit facility with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., Iberiabank, Bank of America, N.A. and The Bank of Nova Scotia. As a result, certain financial covenants contained in the credit agreement were amended as follows:

•	Removed the total debt to EBITDAX financial covenant

•	Added maximum ratio of total senior secured debt to EBITDAX, determined on a rolling four quarter basis, of 2.25 to 1.0

•	Added minimum ratio of EBITDAX to total cash interest expense, determined on a four quarter basis as of the end of each fiscal quarter beginning with the quarter ended March 31, 2015, of 2.0 to 1.0.
The Company is scheduled to have a semi-annual re-determination of its borrowing base under its credit facility before March 31, 2015.

Management’s Comment

“We would like to thank our bank group for working with us to provide additional flexibility to navigate the current pricing environment,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “With our Thunder Bayou discovery and successful onshore programs we have created significant reserve value that we plan to show the bank group in connection with our upcoming spring borrowing base redetermination.”

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Texas, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate” and similar references to future periods. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Among those risks, trends and uncertainties are our ability to integrate our acquisitions with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the acquisitions, our ability to find oil and natural gas reserves that are economically recoverable, our ability to realize the anticipated benefits from the Fleetwood joint venture, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, including availability under our bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business.  In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.